Exhibit 99.1

PRESS RELEASE

MERCANTILE BANCORP ANNOUNCES ITS INTENT TO DELIST ITS SHARES FROM NYSE AMEX AND TERMINATE SEC REPORTING

Quincy, Illinois - November 14, 2011.  Mercantile Bancorp, Inc. (NYSE Amex-MBR) (the “Company”) announced today that it has submitted a written notice to the NYSE Amex ("AMEX") of its intention to voluntarily delist its Common Stock, par value $0.4167 per share, from AMEX and intends to terminate the registration of the Common Stock  under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Effective as of November 8, 2011, the Board of Directors of the Company approved the voluntary delisting and deregistration of the Common Stock. The Company intends to initiate the deregistration and delisting by filing with the Securities and Exchange Commission (the “SEC”) a Form 25 on or after November 28, 2011.  The Company anticipates that the delisting will be effective 10 days after filing the Form 25, and that  the Common Stock  would be removed from listing on AMEX on or about December 8, 2011.  Following anticipated delisting from AMEX, the Common Stock will not be  quoted on any stock exchange, and  there cannot be any assurance that the shares will be quoted on any over-the-counter market.

On or after the effective date of Form 25, the Company intends to file a Form 15 with the SEC.  Upon filing Form 15, the Company will no longer be obligated to file certain periodic and other reports with the SEC under the Exchange Act, including Forms 10-K, 10-Q and 8-K and proxy statements.  Although the Company will no longer file reports with the SEC nor be subject to AMEX rules once the anticipated delisting and deregistration of the common stock are effective, it intends to continue making certain information available to stockholders as required by applicable law.

Lee R. Keith, the President and Chief Executive Officer of the Company, said, “The Board of Directors approved the delisting and deregistration of the shares of the Company’s Common Stock unanimously. The costs and administrative burdens associated with being a public company have substantially increased in recent years.  In light of the fact that the Company does not intend to access the public capital markets in the foreseeable future for its financing needs and other relevant factors, for Mercantile the advantages of being a public reporting company are outweighed by those costs and burdens.  For those reasons, we believe the delisting and deregistering will serve the best interests of our stockholders.  At our heart, we are a community banking organization and we wish to continue to focus on serving our customers’ needs and building value for our stockholders.”

As previously disclosed, the Company received notice on April 29, 2011 from AMEX indicating the Company was below certain of AMEX’s continued listing standards regarding stockholders’ equity, losses from continuing operations, and net losses in two of its three most recent fiscal years, as set forth in Sections 1003(a)(i), (ii) and (iv) of the AMEX Company Guide. The Company submitted a plan to regain compliance with those requirements, and on July 18, 2011, was granted an extension by AMEX to regain compliance, subject to satisfaction of various conditions under the plan and periodic review by AMEX during the extension period.  Notwithstanding the Company’s ongoing pursuit of the plan to regain compliance, the Company has not yet achieved the plan.  As a result of the delisting, the Company will no longer pursue the plan of to regain compliance with AMEX continued listing standards.

About Mercantile Bancorp, Inc.:
Mercantile Bancorp, Inc., headquartered in Quincy, Illinois, is a regionally owned and operated bank holding company formed in 1983 to bring together the resources of proven community banks in order to provide its markets the very best financial products, services, and technologies combined with superior community bank service.  The company's affiliate banks collectively offer a full line of FDIC-insured deposit services including checking accounts, savings accounts, money market accounts, certificates of deposit, and individual retirement accounts, as well as a complete line of lending services: consumer loans, credit cards, mortgage loans, home equity lines of credit, and commercial and agricultural loans and lines of credit. Additional services include asset management services: trusts, estate planning, investment services and farm management.

Forward-Looking Statements
This press release may contain "forward-looking statements" which reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," "exploring," or similar expressions. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements; denial of the applications to voluntarily delist from the NYSE Amex; denial of Form 25 and Form 15 to deregister under the Exchange Act; and the actual amount of cost-saving benefits from becoming a non-reporting company.  The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.